UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the

Securities Exchange Act of 1934

Date of report (Date of earliest event reported): July 7, 2014

Commission File Number	Exact Name of Registrant as Specified in Charter; State of Incorporation; Address and Telephone Number	IRS Employer Identification Number

1-8962	Pinnacle West Capital Corporation (an Arizona corporation) 400 North Fifth Street, P.O. Box 53999 Phoenix, AZ 85072-3999 (602) 250-1000	86-0512431

1-4473	Arizona Public Service Company (an Arizona corporation) 400 North Fifth Street, P.O. Box 53999 Phoenix, AZ 85072-3999 (602) 250-1000	86-0011170

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

This combined Form 8-K is separately filed or furnished by Pinnacle West Capital Corporation and Arizona Public Service Company.  Each registrant is filing or furnishing on its own behalf all of the information contained in this Form 8-K that relates to such registrant and, where required, its subsidiaries.  Except as stated in the preceding sentence, neither registrant is filing or furnishing any information that does not relate to such registrant, and therefore makes no representation as to any such information.

Item 8.01              Other Events

As we have previously disclosed, on September 8, 2011, a series of transmission and generation disruptions occurred across the systems of several utilities that resulted in outages affecting portions of southern Arizona, southern California and northern Mexico.  A total of approximately 7,900 MW of firm load and 2.7 million customers were reported to have been affected.  On May 1, 2012, the Federal Energy Regulatory Commission (“FERC”) and the North American Electric Reliability Corporation (“NERC”) issued a joint report with their analysis and conclusions as to the causes of the events and recommendations to help industry operators prevent similar outages in the future.  The joint report did not address potential reliability violations or an assessment of responsibility of the parties involved.

On January 22, 2014, following non-public preliminary investigations, the FERC Staff issued a Notice of Alleged Violations naming six entities involved in the event, including Arizona Public Service Company (“APS”).  FERC Staff alleged that each of the named entities violated varying numbers of NERC Reliability Standards.  APS is alleged to have violated seven Reliability Standard Requirements.  The allegations of violations were preliminary determinations by FERC Staff and did not constitute findings by FERC itself that any violations had occurred.

On July 7, 2014, FERC approved a Stipulation and Consent Agreement among FERC’s Office of Enforcement, NERC and APS which resolves all civil and administrative disputes within the jurisdiction of FERC concerning the September 8 event, including FERC’s and NERC’s investigations. In the settlement, APS neither admitted nor denied alleged violations of four Reliability Standard Requirements.   APS agreed to pay a civil penalty of $3,250,000, of which $2,000,000 is to be paid in equal parts to the Department of the Treasury and NERC and $1,250,000 will be credited as a partial civil penalty offset in exchange for APS completing certain reliability enhancements.

Item 9.01              Financial Statements and Exhibits.

(d)           Exhibits

Exhibit No.	Registrant(s)	Description

99.1	Pinnacle West APS	Stipulation and Consent Agreement among FERC’s Office of Enforcement, NERC and APS

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, each registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

PINNACLE WEST CAPITAL CORPORATION
(Registrant)

Dated: July 7, 2014	By:	/s/ James R. Hatfield
James R. Hatfield
Executive Vice President and
Chief Financial Officer

ARIZONA PUBLIC SERVICE COMPANY
(Registrant)

Dated: July 7, 2014	By:	/s/ James R. Hatfield
James R. Hatfield
Executive Vice President and
Chief Financial Officer